EXHIBIT 99.1

FOR RELEASE NOVEMBER 10, 2009 6:00am ET

SOURCE: Uni-Pixel, Inc.

UniPixel Announces Closure of Bridge Loan Financing

Company completes bridge loan offering of $2.1 million

The Woodlands, TX (November 10, 2009) — Uni-Pixel, Inc. (OTCBB: UNXL), the developer of a color display technology called Time Multiplexed Optical Shutter (“TMOS”) and thin-film materials branded under the name Opcuity™ that incorporate advanced micro-structure technology, today announced that it has received $2.1 million gross proceeds in additional funding through a convertible debt offering.  Working with Fordham Financial Management in New York, the Company secured the funds with a final closing date in October 2009.

Subsequent to the final closing and as described in the terms of the financing, all of the preferred equity held institutionally by Tudor Investment Capital (and affiliates) and Bank of America/Merrill Lynch has been converted to common shares effective October 2, 2009.  In accomplishing this conversion, the Company has consolidated all equity into a single class of common shares.  The convertible debt also has provisions for conversion into common shares.

Reed Killion, UniPixel’s President and CEO, noted, “We are pleased to have secured additional working capital in what is a very difficult economic market.  The recent initial orders for Opcuity™ film products and the advancements made with our TMOS display technology have moved the company from a development stage company to a company that is designing and manufacturing performance engineered films.  We will use these funds to support further development and production to meet growing demand of our films. The level of interest we are seeing in our film products has continued to increase with the proliferation of touch enabling hardware and operating systems.  This profound shift in the way that users interact with their technology devices and the growing awareness surrounding UniPixel  has provided us with a great opportunity upon which to capitalize.  We are thankful to our friends at Fordham Financial Management for their support in reaching this important funding milestone.”

About Uni-Pixel, Inc.

Uni-Pixel, Inc. has developed, patented, and is working to commercialize a new color display technology it calls Time Multiplexed Optical Shutter (“TMOS”), which can be used for a wide variety of applications, ranging from cell phones and industrial displays to televisions and large digital signage systems. In support of its TMOS development, UniPixel has created a family of thin film products it calls Opcuity™ that have broad applications. UniPixel’s TMOS technology offers significant advantages over existing display alternatives including lower cost to produce, superior brightness, improved picture quality, lower power consumption and a broad range of design flexibility. UniPixel licenses its TMOS technology to manufacturing partners and intends to supply its Opcuity™ thin films to those manufacturers. UniPixel produces Opcuity™ FPR which serves as a high performance protective cover film for touch screen displays. The Company’s corporate headquarters are located in The Woodlands, TX. For further information please see http://www.unipixel.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10 for the year ended December 31, 2008. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10 for the year ended December 31, 2008, as well as other public filings with the SEC since such date.

For additional information contact:

Uni-Pixel, Inc. Investor Relations:

Laura Guerrant-Oiye

Guerrant Associates

Phone:  808-882-1467

E-mail: lguerrant@guerrantir.com

Uni-Pixel, Inc. Public Relations:

Stacey Voorhees-Harmon

Public Relations Consultant

Phone: 925-336-9592

E-mail: stacey@savvypublicrelations.net